                                                                     EXHIBIT 4.2

                            SFBC INTERNATIONAL, INC.

CERTIFICATE NO. ___

         THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

         (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

         (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

         (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

         (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

         (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

         (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AUGUST 11, 2004, BETWEEN SFBC INTERNATIONAL, INC., AND UBS SECURITIES LLC.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                            SFBC INTERNATIONAL, INC.

Certificate No. ___

                     2.25% Convertible Senior Note due 2024

                              CUSIP No. 784121 AA 3

         SFBC International, Inc., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _______________________________ dollars ($___________) on
August 15, 2024 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

         Interest Payment Dates: February 15 and August 15, with the first payment to be made on February 15, 2005.

         Record Dates: February 1 and August 1.

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, SFBC INTERNATIONAL, INC. has caused this instrument to be duly signed.

                                     SFBC INTERNATIONAL, INC.

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Dated: _______________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities
referred to in the
within-mentioned Indenture

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee


By:
    -------------------------------------------------
               Authorized Signatory

Dated:
      -------------------

                              [REVERSE OF SECURITY]

                            SFBC INTERNATIONAL, INC.

                     2.25% CONVERTIBLE SENIOR NOTE DUE 2024

         1. INTEREST. SFBC International, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year, with the first payment to be made on February 15, 2005. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, August 11, 2004, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. MATURITY. The Securities will mature on August 15, 2024.

         3. METHOD OF PAYMENT. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Optional Redemption, Repurchase at Holder's Option or Repurchase Upon a Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid
(A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof and (B) in the case this Security is held in other than global form, by wire transfer of immediately available funds to the account specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder's address shown in the register of the Registrar.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, Wachovia Bank, National Association (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of August 11, 2004 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $143,750,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6. OPTIONAL REDEMPTION.

                  The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after August 15, 2009, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (an "OPTIONAL REDEMPTION").

                  Upon surrender to the Paying Agent of a Security subject to Optional Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and, such accrued and unpaid interest shall not be paid to the Holder submitting such Security for Optional Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

         If the Paying Agent (other than the Company) holds on the Redemption Date money sufficient to pay the Aggregate Redemption Payment Amount with respect to all Securities to be redeemed, then (unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount) on and after the Redemption Date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Security, other than the right to receive the Aggregate Redemption Payment Amount.

         7. NOTICE OF REDEMPTION. Notice of Optional Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

         8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on each of August 15, 2009, August 15, 2014 and August 15, 2019 (each, an "OPTION PURCHASE DATE") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If the Paying Agent (other than the Company) holds on the applicable Option Purchase Date money sufficient to pay the aggregate Option Purchase Price, and accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, payable in respect of Securities on such Option Purchase Date, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price or a Default in the payment of accrued and unpaid interest, if any, to, but excluding, such Option Repurchase Date) on and after such Option Purchase Date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price plus such accrued and unpaid interest.

         9. REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which date is no later than thirty (30) Trading Days and no earlier than twenty (20) Trading Days after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture but in no event prior to the Fundamental Change, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date. In addition, in the event of certain Fundamental Changes that occur prior to August 15, 2009, the Company will pay the Make-Whole Premium described below.

         Within thirty (30) days after the occurrence of the Fundamental Change, the Company must mail, or cause to be mailed, notice of the occurrence of such Fundamental Change to each Holder of record. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Fundamental Change Repurchase Right. To exercise the Fundamental Change Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, a Fundamental Change Repurchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Fundamental Change Repurchase Notice, the Securities with respect to which the Holder is exercising its Fundamental Change Repurchase Right (together with all necessary endorsements).

         A "FUNDAMENTAL CHANGE" shall be deemed to have occurred upon the occurrence of either a "Change in Control" or a "Termination of Trading."

         A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as:

                  (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Voting Stock; or

                  (ii) at any time the following persons cease for any reason to constitute a majority of the Company's Board of Directors:

                           (1) individuals who on the Issue Date constituted the
                  Company's Board of Directors; and

                           (2) any new directors whose election to the Company's
                  Board of Directors or whose nomination for election by the Company's shareholders was approved by at least a majority of the directors of the Company then still in office who were either directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                  (iii) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the continuing or surviving corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing or surviving corporation and such persons "beneficially own" such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

                  (iv) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets or properties of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                  (v) the Company is liquidated or dissolved or the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

         PROVIDED, HOWEVER, that a Change in Control will not be deemed to have occurred if, in the case of a merger or consolidation, 95% or more of the total consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

         A "TERMINATION OF TRADING" shall be deemed to occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         If a Fundamental Change (except for any Fundamental Change relating solely to (ii) in the definition of "Change in Control" contained in the Indenture) occurs prior to August 15, 2009, the Company will pay, in addition to the Fundamental Change Repurchase Price described above, a Make-Whole Premium (as defined below) to a Holder of Securities who elects to require the Company to repurchase such Securities in connection with such a Fundamental Change. In addition, if the Holder surrenders the Securities for conversion pursuant to
SECTION 10.05(B) of the Indenture in connection with such a Fundamental Change, in lieu of requiring the Company to repurchase such Securities as described above, the Holder will receive (i) cash and, if applicable, Common Stock (pursuant to SECTION 10.05 of the Indenture) in respect of such conversion obligation, plus (ii) the applicable Make-Whole Premium as described below. The Make-Whole Premium payable to a Holder who elects to require the repurchase of such Securities or converts the Securities in connection with a Fundamental Change as provided in this paragraph may be paid, at the Company's option, in cash, Common Stock, or a combination thereof. If the Company elects to pay the Make-Whole Premium in whole or in part in Common Stock, the number of shares of Common Stock to be delivered by the Company will be equal to the portion of the Make-Whole Premium to be paid in Common Stock divided by 97% of the Current Market Price (as defined below) of the Common Stock. The Current Market Price will be determined prior to the Fundamental Change Repurchase Date as described below. If the Company elects to pay the Make-Whole Premium in whole or in part in shares of Common Stock, the Company will pay cash in lieu of fractional shares in an amount based upon the Current Market Price of Common Stock.

         "CURRENT MARKET PRICE" means, with respect to any Fundamental Change Repurchase Date, the average of the Closing Sale Prices of Common Stock for the twenty (20) consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such twenty (20) Trading Day period and ending on the Fundamental Change Repurchase Date of any event requiring an adjustment of the Conversion Rate pursuant to SECTION 10.05 of the Indenture; provided that in no event shall the Current Market Price be less than $0.01.

         The make-whole premium (the "MAKE-WHOLE PREMIUM") will be equal to an amount that is derived by multiplying each $1,000 principal amount of Securities by a specified percentage. The Make-Whole Premium will be determined by reference to the table in SECTION 3.09 of the Indenture and is based on the date on which the Fundamental Change becomes effective (the "EFFECTIVE DATE") and the price (the "STOCK PRICE") paid per share of Common Stock in the transaction constituting the Fundamental Change. If Holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of Common Stock on the five (5) trading days up to but not including the Effective Date of the Fundamental Change.

         The Stock Prices set forth in the first column of the table in SECTION
3.09 of the Indenture will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

         The exact Stock Price and repurchase dates may not be as set forth in the table in SECTION 3.09 of the Indenture, in which case:

                  (i) if the Stock Price is between two Stock Price amounts in the table or the Fundamental Change Repurchase Date is between two dates on the table, the Make-Whole Premium will be determined by straight-line interpolation between the Make-Whole Premium amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a three hundred sixty-five (365) day year.

                  (ii) if the Stock Price is equal to or in excess of $120.00 per share (subject to adjustment), no Make-Whole Premium will be paid.

                  (iii) if the Stock Price is less than or equal to $30.43 per share (subject to adjustment), no Make-Whole Premium will be paid.

         The right of the Company to pay the Make-Whole Premium for the Securities, in whole or in part, in Common Stock is subject to various conditions, set forth in Section 3.09(L) of the Indenture.

          If the required conditions are not satisfied with respect to a Holder prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, the Company will pay the Make-Whole Premium, if any, for such Holder's Securities entirely in cash. Except as described in the previous sentence, the Company may not change its election with respect to the form in which it will pay the Make-Whole Premium, if any, once it has delivered the Fundamental Change Notice.

          From and after the date of the occurrence of an Accounting Event (as defined below), the Company will have the option, in its sole discretion, to elect, by providing notice to the trustee and the Holders, to pay any Make-Whole Premium payable in the future solely in cash. An "ACCOUNTING EVENT" means that the Emerging Issues Task Force of the Financial Accounting Standards Board or its successor has issued, an amendment to, change in or clarification of rules, as a result of which the Company is required, under then current GAAP as defined in the Indenture, to include the number of shares which may be issuable as a Make-Whole Premium in determining the number of the Company's shares outstanding for purposes of calculating diluted earnings per share.

         10. CONVERSION.

         Subject to earlier Optional Redemption, Repurchase at Holder's Option or Repurchase Upon a Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into cash and, if applicable, shares of Common Stock in accordance with SECTION 10.05 of the Indenture.

         If a Fundamental Change (except any Fundamental Change relating to clause (ii) in the definition of "Change in Control" contained in the Indenture) occurs prior to August 15, 2009 and the Securities are surrendered for conversion at any time from and after the date which is fifteen (15) days prior to the date announced by the Company as the anticipated effective date of such transaction or event (which anticipated effective date the Company shall disclose, in good faith, by public announcement and publication on the Company's website) until the date that is fifteen (15) days after the actual effective date of such transaction or event, holders surrendering their Securities for conversion in connection with such Fundamental Changes will, in addition to the cash and, if applicable Common Stock specified in SECTION 10.05 of the Indenture, also be entitled to receive upon conversion, a Make-Whole Premium determined in accordance with Section 3.09(L) of the Indenture.

         The initial Conversion Rate is 24.3424 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $41.08 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will pay cash in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on, or additional interest with respect to, the Securities will be made, except as specified in the Indenture. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive, unless such Security has been called for Optional Redemption as described in the Indenture.

         To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay as provided in the last sentence of the immediately preceding paragraph and (5) pay any transfer or similar tax if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

         Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of Optional Redemption of the Securities selected for Optional Redemption under
SECTION 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen (15) days before selecting, pursuant to SECTION 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Optional Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         13. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) the surviving person, if other than the Company, assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

         14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any
Securityholder: (i) to comply with SECTIONS 5.01 and 10.12 of the Indenture;
(ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not materially adversely affect the rights of any Holder.

         15. DEFAULTS AND REMEDIES. Subject to the provisions of the Indenture, an "EVENT OF DEFAULT" occurs if (i) the Company fails to pay the principal of, or premium, if any on, any Security when the same becomes due and payable, whether at maturity, upon Optional Redemption, on an Option Purchase Date with respect to a Repurchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon a Fundamental Change or otherwise; (ii) the Company fails to pay an installment of interest or additional interest, on any Security when due, if such failure continues for thirty (30) days after the date when due; (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant to the Indenture; (iv) the Company fails to timely provide a Fundamental Change Notice, or an Option Purchase Notice, as required by the provisions of the Indenture; (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or the Indenture and such failure continues for the period, and after the notice, specified in the Indenture; (vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of five million dollars ($5,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty
(30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with the Indenture; (vii) the Company or any of its Subsidiaries fails to pay final judgments, the uninsured portion of which aggregates in excess of five million dollars ($5,000,000), and such judgments are not paid, discharged or stayed within thirty (30) days; and (viii) certain events of bankruptcy or insolvency involving the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company.

                  If an Event of Default (excluding an Event of Default specified in SECTION 6.01(VIII) or (IX) of the Indenture with respect to the Company (but including an Event of Default specified in SECTION 6.01(VIII) OR
(IX) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities, including any accrued and unpaid interest and, if applicable, any Make-Whole Premium, to be due and payable. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(VIII) or (IX) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(VIII) or (IX) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and if all amounts due to the Trustee under SECTION 7.07 if the Indenture have been paid.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; PROVIDED, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or

Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

         16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

         17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                            SFBC International, Inc.
                              11190 Biscayne Blvd.
                              Miami, Florida 33181

                                               [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------


-------------------------------------------------------------------------------
(please print or type name and address)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------


Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      ------------------------      -------------------------------------------
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer
                                    Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:
                    -----------------------------------------------------------

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)    ____       to the Company or any Subsidiary thereof, or

(2)    ____       pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)    ____       pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)    ____       pursuant to, and in compliance with, an exemption from
                  registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)    ____       pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "AFFILIATE") as defined in Rule 144 under the Securities Act of 1933, as amended:

         [ ] The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:                   Signed:
       ---------------          -----------------------------------------------
                                (Sign exactly as name appears on the other side
                                of this Security)
Signature Guarantee:
                    -----------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------      ------------------------------------------------
                               NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security pursuant to Section 10.05 of the Indenture, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                               $
                                ------------------

If you want the certificates representing any shares of Common Stock issuable upon conversion made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------


Date:                  Signature(s):
     ---------------                --------------------------------------------

                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)


Signature(s) guaranteed by:
                                    --------------------------------------------
                                    (All signatures must be guaranteed by a
                                    guarantor institution participating in the
                                    Securities Transfer Agents Medallion Program
                                    or in such other guarantee program
                                    acceptable to the Trustee.)

                                 PURCHASE NOTICE


Certificate No. of Security:
                            --------------

If you want to elect to have this Security purchased by the Company pursuant to
SECTION 3.08 of the Indenture, check the box: [ ]

If you want to elect to have this Security purchased by the Company pursuant to
SECTION 3.09 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.08 or 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

                                       $
                                         ----------------------------------
                                        (in an integral multiple of $1,000)

Date:                              Signature(s):
     -----------------                          ------------------------------

                                   -------------------------------------------
                                   (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                   -------------------------------------------
                                   (All signatures must be guaranteed by a
                                   guarantor institution participating in the
                                   Securities Transfer Agents Medallion Program
                                   or in such other guarantee program acceptable to the Trustee.)

                                   SCHEDULE A

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

         The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:


                                                                          Principal amount of
                           Amount of decrease                                 this Global           Signature or
                           in Principal amount   Amount of Increase in    Security following    authorized signatory
                             of this Global       Principal amount of        such decrease       of Trustee or Note
    Date of Exchange            Security          this Global Security        or increase             Custodian
---------------------      -------------------   ----------------------   -------------------   --------------------

